UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2021

PALISADE BIO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33672 (Commission File Number)	52-2007292 (IRS Employer Identification No.)

5800 Armada Drive, Suite 210 Carlsbad, California (Address of Principal Executive Offices)		92008 (Zip Code)

Registrant’s telephone number, including area code: (858) 704-4900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PALI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

On July 8, 2021, the Audit Committee of the Board of Directors (the “Audit Committee”), of Palisade Bio, Inc. (the “Company”) following careful deliberation, approved the dismissal of Dixon Hughes Goodman LLP (“DHG”), the Company’s independent registered public accounting firm, and appointed BDO USA, LLP (“BDO”) as the Company’s new independent registered public accounting firm, subject to completion of its standard client acceptance procedures.

The reports of DHG on the Company’s consolidated financial statements for the years ended December 31, 2020 and 2019 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that the reports of the Company’s consolidated financial statements for each of the years ended December 31, 2020 and 2019 contained an explanatory paragraph which noted that there was substantial doubt about the Company’s ability to continue as a going concern. During the years ended December 31, 2020 and 2019 and for the interim period though the date of this Current Report on Form 8-K, there were no: (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with DHG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to the satisfaction of DHG would have caused DHG to make reference thereto in its reports on the consolidated financial statements for such years, or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

On July 8, 2021, the Audit Committee approved the engagement of BDO as the Company’s independent registered public accounting firm for the year ending December 31, 2021. The Company has not consulted with BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on its financial statements; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

On April 27, 2021, Seneca Biopharma, Inc. (“Seneca”), and privately-held Leading BioSciences, Inc. (“LBS”), completed a merger and reorganization (the “Merger”), with LBS ultimately surviving as a wholly owned subsidiary of Seneca. In connection with the Merger, Seneca changed its name to “Palisade Bio, Inc.” Prior to the completion of the Merger, BDO served as the independent registered public accounting firm of LBS.

We have delivered a copy of this Current Report on Form 8-K to DHG on July 8, 2021 and requested that DHG provide a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made in response to this Item and, if not, stating the respects in which it does not agree.  DHG responded with a letter dated July 8, 2021, a copy of which is annexed hereto as Exhibit 16.1 stating that DHG agrees with the statements set forth above.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits

Exhibit
No.	Description
16.1	Letter dated July 8, 2021 from Dixon Hughes Goodman LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Palisade Bio, Inc.

By:	/s/ Thomas M. Hallam
Name:	Thomas M. Hallam
Title:	Chief Executive Officer

Date: July 9, 2021